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                                  Exhibit 5(a)

                        [Letterhead - BLACKWELL SANDERS]


                                  May 11, 1995





UtiliCorp United Inc.
911 Main, Suite 3000
P.O. Box 13287
Kansas City, MO 64199-3287

Gentlemen:

     We refer to the Registration Statement of UtiliCorp United Inc. (the "Company") on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of $100,000,000 aggregate amount of (i) preferred securities (the "Preferred Securities") of UtiliCorp Capital L.P. ("Capital"),
(ii) junior subordinated debentures of the Company (the "Debt Securities"), and
(iii) a guarantee of the Company with respect to the Preferred Securities (the "Guarantee"). We are familiar with the proceedings to date, and have examined the Company's Certificate of Incorporation, as amended, and such corporate records and other documents as we have deemed necessary to enable us to express the opinions with respect to the Debt Securities and the Guarantee set forth below.

     We are of the opinion that,

     1. When (i) the Registration Statement shall have become effective under the Act and (ii) the Indenture (the "Indenture"), between the Company and UMB Bank, N.A., as Trustee (the "Trustee"), substantially in the form of Exhibit 4(a) and any supplements and amendments thereto, shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee, the Debt Securities, upon their issuance and sale in the manner contemplated in the Registration Statement and the Indenture, will be legally and validly issued, and will be binding obligations of the Company, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

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UtiliCorp United Inc.
May 11, 1995
Page 2



     2. When (i) the Registration Statement shall have become effective under the Act, (ii) the Guarantee, substantially in the form of Exhibit 4(g) to the Registration Statement, has been duly executed and delivered by the Company and
(iii) Preferred Securities have been duly issued and sold and the purchase price therefore has been received by Capital, the Guarantee will constitute a legal and valid binding obligation of the Company, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

     We hereby consent to the reference to us under the heading "Legal Opinions" in the Prospectus constituting a part of the Registration Statement and to the filing of this Opinion as Exhibit 5(a) to the Registration Statement.


                          Very truly yours,


                          /s/ Blackwell Sanders Matheny Weary & Lombardi L.C.